Exhibit 3.1

CERTIFICATE OF FORMATION

OF

APOLLO ASSET-BACKED FINANCE COMPANY LLC

This Certificate of Formation of Apollo Asset-Backed Finance Company LLC (the “LLC”), dated as of September 22, 2023, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) (the “LLC Act”).

FIRST. The name of the limited liability company formed hereby is Apollo Asset-Backed Finance Company LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

FOURTH. Notice is hereby given pursuant to Section 18-215(b) and/or Section 18-218(c) of the LLC Act that, unless otherwise provided in the limited liability company agreement of the LLC, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the LLC shall be enforceable against the assets of such series only, and not against the assets of the LLC generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the LLC, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the LLC generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Albert Murzakhanov
Name: Albert Murzakhanov
Authorized Person

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

APOLLO ASSET-BACKED FINANCE COMPANY LLC

*****

This Certificate of Amendment to the Certificate of Formation of Apollo Asset-Backed Finance Company LLC, a Delaware limited liability company (the “Company”), is being filed pursuant to Section 18-202 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) to amend the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware on September 22, 2023 (the “Certificate”). The Certificate is hereby amended as follows:

1. The name of the Company is Apollo Asset-Backed Finance Company LLC.

2. The Certificate is hereby amended by deleting paragraph FIRST of the Certificate in its entirety and substituting in lieu thereof a new paragraph FIRST to read as follows:

“FIRST. The name of the limited liability company is Apollo Asset Backed Credit Company LLC.”

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation of the Company on October 30, 2023.

/s/ Kristin Hester
Name: Kristin Hester
Authorized Person

[Signature Page to Certificate of Amendment to the Certificate of Formation]